SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 19, 2011 (January 13, 2011)

Europa Acquisition I, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-54037	27-3813552
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

100 Europa Drive, Suite 455
Chapel Hill, North Carolina 27517
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

732-409-1212
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2011, Europa Acquisition I, Inc. (the “Company”), Beige Holdings, LLC, Marlin Financial Group, Inc.  and Allan C. Schwartz entered into a stock purchase agreement (“Stock Purchase Agreement”), pursuant to which Beige Holdings, LLC transferred 65,000 shares of common stock of the Company (the “Common Stock”) and Marlin Financial Group, Inc. transferred 25,000 shares of Common Stock to Allan C. Schwartz for an aggregate purchase price of $18,750. Allan C. Schwartz also agreed to reimburse Beige Holdings, LLC and Marlin Financial Group, Inc. for all reasonable expenses and fees in connection with the stock purchase transaction which shall not exceed $2,000 in aggregate. The transfer was closed on January 13, 2011.

The description of the material terms of the aforementioned Stock Purchase Agreement included in Items 5.01 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On January 13, 2011, Beige Holdings, LLC and Marlin Financial Group, Inc., who collectively owned 100% of then issued and outstanding shares of Common Stock, consummated a sale of 90,000 shares of Common Stock, which represents 90% of the issued and outstanding shares of Common Stock to Allan C. Schwartz. In the Stock Purchase Agreement, the Company and Allan C. Schwartz agree and covenant to Beige Holdings, LLC that Gregory Schwartz, the Chairman of the Board, President and Chief Executive Officer of the Company, shall not be removed from any of his positions with the Company without the prior written consent by Beige Holdings, LLC. Following the closing of the stock purchase transaction, Beige Holdings, LLC owns 10% and Allan C. Schwartz owns 90% of the issued and outstanding shares of Common Stock.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Stock Purchase Agreement among Europa Acquisition I, Inc., Beige Holdings, LLC, Marlin Financial Group, Inc., and Allan C. Schwartz dated January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Europa Acquisition I, Inc.

By:  /s/ Gregory Schwartz
Name: Gregory Schwartz
Title: President and Chief Executive Officer

Dated: January 19, 2011